For immediate release

June 17, 2013

GLOBAL CASINOS ANNOUNCES CLOSURE OF

DOC HOLLIDAY CASINO

Global Casinos, Inc (OTCQB:  GBCS) announced today that it has closed Doc Holliday Casino located in Central City, Colorado.

All operations at Doc Holliday were discontinued effective June 13, 2013.

Clifford Neuman, President of Global Casinos, stated "We have struggled with deteriorating operating results at Doc Holliday Casino for many years.  A combination of the impact of the Great Recession on the gaming industry and the challenging Central City market thwarted our turnaround efforts.  In the face of mounting losses and no indication that the obstacles would abate, we felt there was no choice but to discontinue operations at that location.  Going forward, we will concentrate our efforts on bolstering operations at the Bull Durham, our other casino located in Blackhawk, Colorado, and completing our previously announced split-off of gaming operations and transition to a healthcare REIT."

For further information, contact:

Clifford L. Neuman, President

1507 Pine Street

Boulder, CO  80302

(303) 449-2100

Safe Harbor

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such statement reflects the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov). Contact: Clifford L. Neuman, President (303) 449-2100 or clneuman@neuman.com